Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, being a Member of the Board of Directors of Gentherm Incorporated (the "Registrant"), hereby severally constitutes and appoints each of William T. Presley, the Registrant's President and Chief Executive Officer, and Jonathan Douyard, the Registrant's Executive Vice President of Finance, Chief Financial Officer and Treasurer, or any of them, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full powers to sign for him or her, in his or her name, in the capacity indicated herein, (a) the annual report of the Registrant for the fiscal year ending December 31, 2025 on Form 10-K and (b) any and all amendments to such Form 10-K, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes said attorney might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in separate original or facsimile counterparts.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 19th day of February, 2026.

/s/ Sophie Desormière
Sophie Desormière

/s/ David Heinzmann
David Heinzmann

/s/ Ronald Hundzinski
Ronald Hundzinski

/s/ Laura Kowalchik
Laura Kowalchik

/s/ Charles Kummeth
Charles Kummeth

/s/ Betsy Meter
Betsy Meter

/s/ John Stacey
John Stacey

/s/ Kenneth Washington
Kenneth Washington